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                      N E W S    R E L E A S E

FOR IMMEDIATE RELEASE                              CONTACT: Thomas R.  Pledger
                                                            Chairman and
                                                                 CEO

                                                            Steven E. Nielsen
                                                            President and COO
                                                            (561) 627-7171




 DYCOM COMPLETES MERGER WITH COMMUNICATIONS CONSTRUCTION GROUP INC.


PALM BEACH GARDENS,  FLORIDA, JULY 30, 1997 -- DYCOM INDUSTRIES, INC.  (NYSE
Symbol: "DY") announced today that it has consummated a merger whereby COMMUNICATIONS CONSTRUCTION GROUP INC. became a wholly-owned subsidiary.


COMMUNICATIONS CONSTRUCTION GROUP INC. is a West Chester, Pennsylvania based firm, which provides construction and engineering services to the telecommunications industry throughout the United States. Its current management will continue to manage the operations of COMMUNICATIONS CONSTRUCTION GROUP INC.


Dycom feels the addition of the services provided by COMMUNICATIONS CONSTRUCTION GROUP INC. will greatly enhance its broadband construction and engineering capabilities nationwide.


DYCOM INDUSTRIES, INC. provides fiber optic transmission, comprehensive services installations, other telephone engineering, and electrical services to the telecommunications and electrical utilities industries nationwide through its wholly-owned subsidiaries.


A conference call will be hosted at 11:00 a.m. ET, Thursday, July 31, Call 800 272-5652, PassCode 2530#